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                                                                   Exhibit 23.08



                              ACCOUNTANTS' CONSENT


The Board of Directors
Media Technology Source, Inc.:


We consent to the inclusion of our report dated October 28, 1998, with respect to the balance sheet of Media Technology Source, Inc. as of September 30, 1998 and the related statements of earnings, stockholders' equity and cash flows for the year ended, which report appears in the Form S-4 of AT&T Corp. We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.




                                   /s/ Cornell Kahler Koshab & Shidell, PLLP


St. Paul, Minnesota
May 1, 2000